                                                                     EXHIBIT 3.7

                                 BY-LAW NO. 1

     A by-law relating generally to the transaction of the business and affairs of FIRST COMMERCIAL FINANCIAL GROUP INC.

                                   CONTENTS
                                   --------

ONE       - INTERPRETATION

TWO       - BUSINESS OF THE CORPORATION

THREE     - BORROWING AND SECURITY

FOUR      - DIRECTORS

FIVE      - COMMITTEES

SIX       - OFFICERS

SEVEN     - CONFLICT OF INTEREST AND PROTECTION OF DIRECTORS, OFFICERS AND
            OTHERS

EIGHT     - SHARES

NINE      - DIVIDENDS AND RIGHTS

TEN       - MEETINGS OF SHAREHOLDERS

ELEVEN    - DIVISIONS AND DEPARTMENTS

TWELVE    - INFORMATION AVAILABLE TO SHAREHOLDERS

THIRTEEN  - NOTICES

          BE IT ENACTED as a by-law of First Commercial Financial Group Inc. (hereinafter called "the Corporation") as follows:

1.01      Definitions
          -----------

          In the by-laws of the Corporation, unless the context otherwise requires:

          "Act" means The Business Corporations Act of Alberta, and any statute that may be substituted therefor, as from time to time amended;

          "appoint" includes "elect" and vice versa;

          "articles" means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

          "board" means the board of directors of the Corporation;

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                                      -2

          "by-laws" mean this by-law and all other by-laws of the Corporation from time to time in force and effect;

          "meeting of shareholders" means an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" means a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

          "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in The Interpretation Act (Alberta);

          "ordinary resolution" means a resolution passed by a majority of the votes cast by the shareholders who voted, either in person or by proxy, in respect of that resolution;

          "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

          "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Clause
          2.04 or by a resolution passed pursuant thereto.

          Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.


                                  SECTION TWO
                          BUSINESS OF THE CORPORATION
                          ---------------------------

2.01      Registered Office, Records Office and Address for Service
          ---------------------------------------------------------

          The registered office, the designated records office (if separate from the registered office) and the post office box (if any) of the Corporation shall be at the address or addresses in Alberta as may from time to time be determined by the board.


2.02      Corporate Seal
          --------------

          The Corporation may have a corporate seal of such design as may be approved by the board. The seal, if any, shall be kept in charge of the secretary or other person appointed by the board and shall be used as provided in the by-laws

     Whenever determined by the board that such is necessary the Corporation may have and use an official facsimile of its seal for use in any province of Canada not being the province in which the registered office is situate or for use in any territory, district or place outside Canada and in the preparation, adoption and authorization of the use of such seal, the board shall at all times comply with the Statues and the Articles.

     2.03    Financial Year
             --------------

             The financial year of the Corporation shall end on such date in each year as the board may from time to time determine.

     2.04    Execution of Instruments
             ------------------------

             Deeds, transfers, assignments, contracts, obligations, certificates and other instruments in writing requiring the signature of the Corporation may be signed by any one of the persons who is a director and officer of the Corporation. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

     2.05    Banking Arrangements
             --------------------

             The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as may from time to time by prescribed or authorized by the board.

     2.06    Voting Rights in Other Bodies Corporate
             ---------------------------------------

             Any officer of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officer executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board, or failing the board, the signing officer of the Corporation, may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                 SECTION THREE
                            BORROWING AND SECURITY
                            ----------------------

3.01 Borrowing Power
     ---------------

     Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

     (a) borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

     (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, for such sums and at such prices as may be deemed expedient;

     (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person;

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any present and future property, real and personal, immoveable and moveable, of the Corporation, including its undertakings and rights, to secure any bonds, debentures, notes or other evidences of indebtedness or guarantee or any other indebtedness, liability or obligation of the Corporation, present or future; and

     (e) delegate to a committee of the board, a director or an officer of the Corporation all or any of the powers conferred in this clause or by the Act to such extent and in such manner as the directors may determine.

     Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.


                                 SECTION FOUR
                                   DIRECTORS
                                   ---------

4.01 Number of Directors and Quorum
     ------------------------------

     Until changed in accordance with the Act, the Board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the Articles. Subject to Clauses 4.08 and 4.09, the quorum for the transaction of business at any meeting of the board shall consist of two directors or such greater or lesser number of directors as the board may from time to time determine.

4.02      Qualification
          -------------

          No person shall be qualified for election as a director who is:

          (a)  less than eighteen years of age;

          (b) if he is a dependent adult as defined in The Dependant Adults Act (Alberta) or is the subject of a certificate of incapacity under that Act;

          (c) if he is a formal patient as defined in The Mental Health Act (Alberta);

          (d) if he is the subject of an order under The Mentally Incapacitated Persons Act (Alberta) appointing a committee of his person or estate or both;

          (e) if he has been found to be a person of unsound mind by a court elsewhere than in Alberta;

          (f)  if he is not an individual; or,

          (g)  if he has the status of a bankrupt.

A director need not be a shareholder. At least half of the directors shall be resident Canadians. As long as required by the Act, at least two directors shall not be officers or employees of the Corporation or its affiliates.

4.03      Consent to Act
          --------------

          A person who is elected or appointed a director is not a director unless:

          (a) he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

          (b) if he was not present at the meeting when he was elected or appointed, he consented to act as a director in writing before his election or appointment or within ten days after it, or he has acted as a director pursuant to the election or appointment.

          A person who is elected or appointed as a director and who refuses or fails to consent or act shall be deemed not to have been elected or appointed as a director.

4.04      Election and Term
          -----------------

          Shareholders of the Corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. At each annual meeting of shareholders, all directors whose term of office has expired or then expires shall retire but, if qualified, shall be eligible for re-election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Notwithstanding the foregoing, if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected. The number of directors to be elected at any such meeting shall be the number of directors whose term of office has expired or then expires unless the directors or the shareholders otherwise determine. It is not necessary that all directors elected at a meeting of shareholders hold office for the same term. If the articles so provide, the directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

4.05      Removal of Directors
          --------------------

          Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting remove any director or directors from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.06      Vacation of Office
          ------------------

          A director ceases to hold office when he dies or resigns, he is removed from office by the shareholders or he ceases to be qualified as a director under Clause 4.02. A resignation of a director becomes effective at the time a written resignation is sent to the corporation, or at the time specified in the written resignation, whichever is later.

4.07      Vacancies
          ---------

          Subject to the Act, a quorum of the board may fill a vacancy in the board. In the absence of a quorum of the board, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

4.08      Action by the Board
          -------------------

          The board shall manage the business and affairs of the Corporation. Subject to Clause 4.09 and the articles, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors who would be entitled to vote on that resolution at a meeting of the board.

4.09      Resolution Without Meeting Together
          -----------------------------------

          Notwithstanding anything to the contrary in this by-law:

          (a) a resolution or resolutions signed by all members of the board as such without meeting together, whether embodies in the form of minutes of a meeting of directors or not, shall be as valid and effectual as if passed at a meeting of the board duly called and constituted and shall be entered in the minute book of the Corporation accordingly and shall be held to relate back to any date therein stated to be the date thereof and a director may signify his assent to such resolution or resolutions in writing under his hand or by telegram or cable;

          (b) any written resolution made under this clause may be signed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute but one and the same instrument;

          (c) where the board consists of a sole director, a resolution or resolutions assented to and adopted in writing under the hand of that director whether embodied in the form of a minute of that director or not shall be as valid and effectual as if passed at a meeting of the board duly called and constituted and shall be entered in the minute book of the Corporation accordingly and shall be held to relate back to any date therein stated to be the date thereof and the sole director may also signify his assent to such resolution or resolutions by telegram or cable.

4.10      Canadian Majority
          -----------------

          The board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least half of the directors present are resident Canadians, except where:

          (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

          (b) the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under clause (a), totals at least half of the directors present at the meeting.

4.11      Meetings by Telephone
          ---------------------

          A director may participate in a meeting of the board or of a committee of the board by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a director participating in a meeting by those means is deemed to be present at the meeting.

4.12      Place of Meeting
          ----------------

          Subject to the articles, meetings of the board may be held at any place in or outside Canada.

4.13      Calling of Meetings
          -------------------

          Meetings of the board shall be held at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine.

4.14      Notice of Meetings
          ------------------

          Notice of the time and place of each meeting of the board shall be given in the manner provided in Clause 13.01 to each director not less than forty-eight hours before the time when the meeting is to be held. Meetings of the board may be summoned by the secretary or an assistant secretary at the request of the president or the chairman and failing them, at the request of a vice-president or a director. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified including any proposal to:


          (a) submit to the shareholders any question or matter requiring approval of the shareholders;

          (b)  fill a vacancy among the directors or in the office of auditors;

          (c)  issue securities;

          (d)  declare dividends;

          (e)  purchase, redeem or otherwise acquire shares of the Corporation;

          (f)  pay a commission for the sale of shares;

          (g)  approve a management proxy circular;

          (h)  approve any annual financial statement; or

          (i)  adopt, amend or repeal by-laws.

          A director may in any manner waive notice of or otherwise consent to a meeting of the board, and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.15 Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.16 Provided a quorum of directors is present, the board may without notice hold a meeting immediately following an annual meeting of shareholders.

4.17 The board may from time to time appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, or forthwith after such director's appointment, whichever is later, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

4.18      Chairman
          --------

          The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, president or a vice-president (in order of seniority). If no such officer is present, the directors present shall choose one of their number to be chairman.

4.19      Votes to Govern
          ---------------

          At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of any equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

4.20      Powers of Attorney
          ------------------

          The board may at any time and from time to time by power of attorney under the seal appoint any person or persons to be the attorney or attorneys of the Corporation for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the board under this by-law) and for such period and subject to such conditions as the board may from time to time think fit and any such appointment may (if the board think fit) be made in favour of the members or any of the members of any committee established as aforesaid or in favour of any corporation or of the members, directors, nominees or managers of any corporation or firm or otherwise in favour of any fluctuating body of persons whether nominated directly or indirectly by the board. Any such power of attorney may contain such powers for the protection or convenience of persons dealing with such attorneys as the board may think fit.

4.21 Any attorneys may be authorized by the board to delegate all or any of the powers, authorities and discretions for the time being vested in them subject to the board's confirmation.


4.22      Trustees
          --------

          The board may appoint a corporation or any two or more responsible individuals to be a trustee or trustees for the Corporation for any purpose for which it is deemed advisable to have the intervention of a trustee or trustees and in particular the whole or any part of the property of the Corporation may be vested in such trustee or trustees either for the benefit of the shareholders or to secure to the creditors or obligees of the Corporation the payment of any money or for securing any bonds, debentures or debenture stock of the Corporation or for the payment or performance of any obligations which the Corporation ought to pay or perform and the board may at any time fill any vacancy in the office of the trustee.


4.23 The remuneration of a trustee or trustees shall be such as the Board shall determine and shall be paid by the Corporation.


4.24 The board may delegate to any creditors or other persons the power of appointing or removing a trustee or trustees and may by contract in writing limit or surrender its power of appointing or removing a trustee or trustees.


4.25      Remuneration and Expenses
          -------------------------

          The directors may fix the remuneration, if any, of the directors of the Corporation.


                                 SECTION FIVE
                                  COMMITTEES
                                  ----------

5.01      Committee of Directors
          ----------------------

The board may appoint a committee of one or more directors, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise. Unless otherwise provided in the Act, at least half of the members of each such committee shall be resident Albertans.


5.02      Transaction of Business
          -----------------------

          The powers of a committee of directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03      Audit Committee
          ---------------

          If required by the Act, the board shall elect annually from among its number an audit committee to be composed of not fewer than three directors of whom a majority shall not be officers or employees of the corporation or its affiliates.


5.04 The audit committee shall review the financial statements of the Corporation before they are approved by the directors.


5.05 The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee, and, at the expense of the Corporation, to attend and be heard at the meeting.


5.06 The auditor of the Corporation or a member of the audit committee may call a meeting of the committee.

5.07      Procedure
          ---------

          Unless otherwise provided herein or determined by the board, each committee shall have the power to fix its quorum, to elect its chairman and to regulate its procedure.




                                  SECTION SIX
                                   OFFICERS
                                   --------

6.01      Appointment
          -----------

          Subject to the articles, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of, and, in accordance with this by-law and subject to the Act, delegate powers to manage the business and affairs of the Corporation to such officers. Subject to Clauses 6.02, 6.03 and 6.04 an officer may, but need not be, a director.


6.02      The President
          -------------

          The board from time to time may elect a president from amongst their number.

          The president shall be the chief executive officer of the Corporation and preside at all general meetings and in the absence or non-appointment of the chairman of the board shall also preside at meetings of the board. He shall have general and active management of the business and affairs of the Corpora-tion and without limiting the foregoing:

          (a) he shall have general superintendence and direction of all the other officers of the Corporation;

          (b) he shall submit the annual report of the board if any and the annual balance sheets and financial statements of the business and affairs and reports on the financial position of the Corporation as required by the Act to the annual meeting and from time to time he shall report to the board all matters within his knowledge which the interest of the Corporation require to be brought to their attention;

          (c) he shall be an ex-officio member of all standing committees of the board.


6.03      Chairman of the Board and Officers Generally
          --------------------------------------------

          The board may elect one of their number to be chairman of the board who may preside at any or all meetings of the board and who may also hold the office of president or vice-president.


6.04      The Vice-President or Vice-Presidents
          -------------------------------------

          The board from time to time may also elect from amongst their number a vice-president or vice-presidents in whom shall be vested all the powers and who shall perform all the duties of the president in the absence of the latter from his office and who may also preside at meetings of the board in the absence of the president and the chairman of the board. Nothing, however, herein contained shall prevent any director from presiding at meetings of the board if considered advisable or being necessary and the directors being willing.


6.05      Secretaries or Assistant Secretaries
          ------------------------------------

          The board may appoint a secretary and may also appoint one or more assistant secretaries. The secretary or an assistant secretary shall attend any meetings of the board and any general meeting and record the proceedings thereof and all matters transacted and dealt with thereat and shall prepare and keep minutes of all such meetings and record all votes and the minutes of all proceedings in a book or books to be kept for any standing or executive committee.


6.06      The Treasurer or Assistant Treasurer
          ------------------------------------

          The board may appoint a treasurer and may also appoint one or more assistant treasurers who shall keep or cause to be kept in books belonging to the Corporation full and accurate accounts of receipts and disbursements and shall deposit or cause to be deposited all moneys of the Corporation with the

Corporation's bankers or otherwise deal with the same as the board may determine. The treasurer or an assistant treasurer or assistant treasurers shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the board taking proper vouchers for such disbursements and shall render to the president and to the board at the regular meetings of the board or at such times as they may require an account of all transactions of the Corporation and of the financial position of the Corporation.

6.07      Powers and Duties of Other Officers
          -----------------------------------

          The powers and duties of all other officers shall, subject to the Act, be such as the terms of their engagement call for or as the board or (except for those whose powers and duties are specified only by the board) the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.08      Variation of Powers and Duties
          ------------------------------

          The board and (except as aforesaid) the chief executive officer may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.09      Term of Office
          --------------

          The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

6.10      Terms of Employment and Remuneration
          ------------------------------------

          The terms of employment and the remuneration of officers appointed by the board shall be settled by it from time to time.

6.11      Agents and Attorneys
          --------------------

          The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada and with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.12      Fidelity Bonds
          --------------

          The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.


                                SECTION SEVEN
                INTEREST IN MATERIAL CONTRACTS AND PROTECTION
                ---------------------------------------------
                      OF DIRECTORS, OFFICERS AND OTHERS
                      ---------------------------------

7.01      Interest in Material Contracts
          ------------------------------

          Subject to any unanimous shareholder's agreement, a director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest. The disclosure shall be made:

          (a) in the case of a director, at a meeting in which the proposed contract is first considered, or at the first meeting in which he becomes so interested;

          (b) in the case of an officer, forthwith after he becomes aware that a contract is considered or has been considered at a meeting of directors or forthwith after an officer has become so interested;

          (c) in the case of a person who is interested in a contract who later becomes a director or officer, forthwith after he becomes a director or officer.

7.02 If a material contract or proposed material contract is one that is the ordinary course of business would not require the consent of the board or shareholders, a director or officer who has an interest in such contract shall nevertheless disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors, the nature and extent of his interest forthwith after the director or officer becomes aware of the contract or proposed contract.

7.03 A director referred to in Clause 7.01 shall not vote on any resolution to approve the contract unless the contract is an arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate, in which he has an interest for the benefit of the Corporation or an affiliate, a contract relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate, a contract for indemnity or insurance pursuant to the Act, or a contract with an affiliate.

7.04      Dissent by Director
          -------------------

          A director who is present at a meeting of directors or committee of directors is deemed to have consented to any resolution passed or action taken at the meeting unless he requests that his abstention or dissent be, or his abstention or dissent is, entered in the minutes of the meeting; he sends his written dissent to the secretary of the meeting before the meeting is adjourned; he sends his dissent by registered mail or delivers it to the registered office of the Corporation immediately after the meeting is adjourned, or otherwise proves that he did not consent to the resolution or action. A director who votes for or consents to a resolution or action is not entitled to dissent as aforesaid.

7.05 Limitation of Liability
     -----------------------

     Subject to the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including and person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and through a failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.06 Indemnity
     ---------

     Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was unlawful.

7.07      Insurance
          ---------

          The Corporation may, subject to and in accordance with the Act, purchase and maintain insurance for the benefit of any director or officer as such against any liability incurred by him.


                                 SECTION EIGHT
                                    SHARES
                                    ------

8.01      Allotment
          ---------

          Subject to the articles, the board may from time to time allot, or grant options to purchase, and issue the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02      Commissions
          -----------

          The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation.

8.03      Securities Register
          -------------------

          The Corporation shall maintain a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

          (a) the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder;

          (b)  the number of securities held by each security holder; and

          (c) the date and particulars of the issue and transfer of each security.

8.04      Non-Recognition of Trusts
          -------------------------

          Subject to the provisions of the Act, the Corporation may treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

8.05      Share Certificates
          ------------------

          Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the name of the person to whom the certificate or acknowledgement was issued, and the number and class or series of shares held by him as shown on the securities register. The Corporation may charge a fee of not more than $3.00 for a share certificate issued in respect of a transfer. Share certificates and acknowledgements of a shareholder's right to a share certificate, shall, subject to the Act, be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Clause 2.04 and need not be under the corporate seal, provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing offices or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.06      Replacement of Share Certificates
          ---------------------------------

          The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00 or such greater amount as may be allowed by the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.07      Joint Shareholders
          ------------------

          If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.08 Fractional Shares
     -----------------

     The Corporation may issue a certificate for a fractional share or may issue in its place as may be determined by the board, scrip certificates in a form that entitles the holder to receive a certificate for a full share by exchanging scrip certificates aggregating a full share. The directors may attach conditions to any scrip certificates including that the scrip certificates become void if they are not exchanged for a share certificate representing a full share by a specified date, and that any shares for which those scrip certificates are exchangeable may, notwithstanding any pre-emptive right, be issued by the Corporation to any person and the proceeds of those shares distributed rateable to holders of the scrip certificates.

8.09 Surrender
     ---------

     The directors of the Corporation are hereby authorized to require all shareholders to surrender their share certificates immediately following the issuance of a Certificate of Continuance by the Registrar of Corporations under the Act for cancellation and replacement by new certificates in a form attached to this by-law.

8.10 Transfer and Transmission of Shares
     -----------------------------------

     Shares of the Corporation may be transferred in the form of a transfer of endorsement endorsed on the certificates issued for the shares of the Corporation or in any form of transfer which may be approved by the board.

8.11 Registration of Transfer
     ------------------------

     Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board.

8.12 Subject to the provisions of the Act, the board may decline to register or permit to be registered any transfer of shares where the holder thereof is indebted to the Corporation or upon which the Corporation has a lien.

8.13 The Corporation may treat a person as a registered shareholder entitled to exercise all rights of the shareholder he represents if that person produces to the board such evidence as may be reasonably required that he is the executor, administrator, heir or legal representative of the heirs of the estate of a deceased shareholder, a guardian committee, trustee, curator or tutor representing a shareholder who is an infant, and incompetent person or a mining person or a liquidation of, or a trustee in bankruptcy for, a registered shareholder.

8.14 If a person on whom the ownership of a share devolves by operation of law, other than a person described in Clause 8.13, furnishes proof of his authority to exercise rights or privileges in respect of a share in the Corporation that is not registered in his name, the Corporation shall treat that person as entitled to exercise those rights or privileges.

8.15 The Corporation is not required to enquire into the existence of, or see the performance or observance of, any duty owed to a third person by a registered holder of any of its shares or by anyone whom it treats, subject to the Act, as the owner or registered holder of the shares.

8.16 Subject to applicable law regarding the collection of taxes, a person referred to in Clause 8.13 is entitled to become a registered holder or to designate a registered holder upon his depositing with the board those documents prescribed by the Act.

8.17      Transfer Agents and Registrars
          ------------------------------

          The board may from time to time appoint one or more trust companies registerd under The Trust Companies Act (Alberta) as its agent or agents to maintain the central securities register or registers, and an agent or agents to maintain branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.18      Lien on Shares
          --------------

          The Corporation shall have a first and paramount lien upon all the shares registered in the name of such shareholder whether solely or jointly with others for his debts, liabilities and engagement solely or jointly with any other person to or with the Corporation whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not, including any amount unpaid in respect of a share issued by the body corporate prior to continuance; and not equitable interest in any share shall be created except upon the footing and condition that Clause 8.04 hereof is to have full effect. Such lien shall extend to all dividends from time to time declared in respect of such shares.

8.19 The Corporation may cause a notation to be made on any share certificate that the Corporation has a lien on the shares represented by the share certificate. For the purpose of enforcing such lien, the board may sell the shares subject thereto in such manner as it thinks fit but no sale shall be made until such time as the debt, liability or engagement ought to be paid, discharged or fulfilled and until a demand and notice in writing stating the amount due and demanding payment and giving notice of intention to sell shall have been served on such shareholder or the person if any entitled to the share in consequence of the death or bankruptcy of the shareholder and default shall have been made by him or them in payment or discharge of such debt, liability or engagement for seven days after such notice.

8.20 Upon any sale made by the board of any shares to satisfy the lien of the Corporation thereon, the proceeds shall be applied: (firstly) in payment of all costs of such sale and (secondly), in satisfaction of the debts or obligations of the shareholder and the residue (if any) shall be paid to the shareholder or as he shall direct.

8.21 Upon any such sale, the board may enter the purchaser's name in the register as holder of the shares and the purchaser shall not be bound to see to the regularity or validity of or be effected by any irregularity or invalidity in the proceedings or be bound to see to the application of the purchase money and after his name has been entered in the register, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the same shall be in damages only and against the Corporation exclusively.

8.22      Share Warrants
          --------------

          The Corporation, with respect to any fully paid-up shares, may issue share warrants under its seal stating that the bearers thereof are entitled to the shares therein respectively specified and may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants.

8.23 The board may determine and from time to time vary the conditions upon which share warrants shall be issued and in particular upon which a new share warrant or coupon will be issued in the place of one worn-out, defaced, lost or destroyed upon which the bearer of a share warrant shall be entitled to attend and vote at general meetings; and upon which a share warrant may be surrendered and the name of the holder entered in the register in respect of the shares therein specified. Subject to such conditions and to this by-law, the bearer of a share warrant shall be shareholder of the Corporation. The holder of share warrant shall be subject to the conditions for the time being in force with respect to share warrants whether made before or after the issue of such warrant.

                                 SECTION NINE
                             DIVIDENDS AND RIGHTS
                             --------------------

9.01      Dividends
          ---------

          Subject to the rights of the holders of any shares entitled to any priority, preference or special privileges, and subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

9.02      Record Date for Dividends and Rights
          ------------------------------------

          The board may fix in advance a date, preceding by not more than fifty days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to receive the right to subscribe for such securities, provided that if the Corporation is a distributing corporation, then unless notice of the record date is waived in writing by every holder of a share of the class or series affected, notice of such record date shall be given not less than seven days before such record date, in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to receive the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.03      Dividend Resolution
          -------------------

          The resolution of the board declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid-up shares, debenture or debenture stock of the Corporation or of any other corporation or in any one or more of such ways and where any difficulty arises in regard to the distribution the board may settle the same as they think expedient and may fix the value for distribution of such specific assets or any part thereof and may determine that such payments shall be made to all parties and may vest any such specific assets in trustees upon such trust for the persons entitled to the dividends as may seem expedient to the board.

9.04      Interest
          --------

          Interest may be paid out of capital where it is lawful to do so by virtue of the Act but no dividend shall be payable except out of the profits arising from the business of the Corporation.

9.05      No dividend shall bear interest as against the Corporation.

9.06      Pre-Paid Shares
          ---------------

          Where capital is paid up on any shares in advance, such capital shall not confer a right to participate in profits whilst carrying interest.

9.07      Interim Dividends
          -----------------

          The board may from time to time pay to the shareholders such interim dividends as appear to the board to be justified by the profits of the Corporation.

9.08      Debt to Corporation
          -------------------

          Subject to the Act, the board shall deduct from the dividends payable to any shareholder all sums of money as may be due from him to the Corporation on account of calls or otherwise.

9.09      Payment of Dividends
          --------------------

          The Corporation may transmit any dividend or bonus payable in respect of any share by cheque or warrant through the ordinary post to the registered address of the holder of such share (unless he shall have given written instructions to the contrary) and shall not be responsible for any loss arising therefrom. Every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.

9.10      Unclaimed Dividends
          -------------------

          All dividends unclaimed for one year after having been declared may be vested in or otherwise made use of by the board for the benefit of the Corporation.

9.11      Fractional Shares
          -----------------

          Subject to the Articles, a holder of a fractional share or scrip certificate is not entitled to receive a dividend in respect of the fractional share or scrip certificate unless the fractional share or scrip certificate results from a consolidation of shares.

                                  SECTION TEN
                           MEETINGS OF SHAREHOLDERS
                           ------------------------

10.01     First and Subsequent Annual Meetings
          ------------------------------------

          The first annual meeting shall be held within such period as the board shall determine is in accord with the most convenient date for closing the Corporation's financial year but in any event shall be held within the period of eighteen months from the date of incorporation and subject to the provisions of the Act and the provisions of this by-law, subsequent annual meetings of the Corporation shall be held once in each calendar year and not more than fifteen months after the holding of the last annual meeting.

10.02     Annual Meeting
          --------------

          Subject to the Act, the annual meeting of shareholders shall be held at such time in each year and, subject to Clause 10.03, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors if required, appointing auditors if required and transacting such other business as may properly be brought before the meeting.

10.03     Special Meetings
          ----------------

          The board, the chairman of the board or the president shall have power to call a special meeting of the shareholders at any time.

10.04     Requisition of Meeting
          ----------------------

          The board may whenever it thinks fit and it shall upon the requisition of the holders of not less than five (5%) percent of the issued voting share capital of the Corporation forthwith proceed to convene an extraordinary general meeting of the Corporation and any extraordinary general meeting called in pursuance of a requisition shall be convened and held in accordance with the provisions of the Act.

10.05     Place of Meetings
          -----------------

          Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place.

10.06     Telephone Meeting
          -----------------

          A shareholder or any other person entitled to attend a meeting of shareholders may participate by means of telephone or other communication facilities that permit all persons participating to hear each other and a person participating in such a meeting by those means is deemed to be present at the meeting.

10.07     Notice of Meetings
          ------------------

          Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Clause 13.01 not less than twenty one or more than fifty days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgement thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.08     Record Date for Notice
          ----------------------

          The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty days and not less than twenty one days, as a record date for the determination of the shareholders entitled to notice of the meeting, provided that if the Corporation is a distributing corporation, then unless notice of the record date is waived in writing by every holder of a share of the class or series affected, notice of any such record date shall be given not less than seven days before such record date in the manner provided in the Act. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the date immediately preceding the day on which the notice is sent or, if no notice is sent, shall be the day on which the meeting is held.

10.09     List of Shareholders Entitled to Notice
          ---------------------------------------

          If the Corporation has more than fifteen shareholders entitled to vote at a meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to Clause 10.08, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the records office of the Corporation or at the place where the central securities office of the Corporation is maintained and at the meeting for which the list was prepared.

10.10     Fractional Shares
          -----------------

          Subject to the Articles, a holder of a fractional share or scrip certificate is not entitled to exercise voting rights or receive notice of a meeting of shareholders in respect of such fractional share or scrip certificate unless the fractional share or scrip certificate results from a consolidation of shares.

10.11     Meetings Without Notice
          -----------------------

          A meeting of shareholders may be held without notice at any time and place permitted by the Act;

          (a) if all the shareholders entitled to vote thereat are present in person or represented or if those not present or represented waive notice of or otherwise consent to such meeting being held; and

          (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held;

so long as such shareholders, auditors or directors present are not attending for the express purpose of objection to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Alberta, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.12     Chairman and Secretary
          ----------------------

          The chairman of any meeting of shareholders shall be the president, or in his absence, a vice-president who is a shareholder. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder to act as secretary of the meeting.

10.13     Persons Entitled to be Present
          ------------------------------

          The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.14     Quorum
          ------

          A quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate not less than twenty-five (25%) percent of the outstanding shares of the Corporation carrying voting rights at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If within half an hour of the time appointed for the holding of a meeting of the shareholders a quorum is not present, the meeting, if convened upon a requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week at the same time and place; and if at such adjourned meeting a quorum not be present, those shareholders who are present shall be deemed to be a quorum and may transact all business which a full quorum might have done.

10.15     Right to Vote
          -------------

          Every person named in the list referred to in Clause 10.09 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that:

          (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of its shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and

          (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than ten days before the meeting that his name be included in such list.

          In any such excepted case, the transferee shall be entitled to vote the transferred shares at such meeting. If the Corporation is not required to prepare a list under Clause 10.08, subject to the provisions of the Act and this by-law as to proxies and representatives, at any meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.16     Proxies and Representatives
          ---------------------------

          Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual, who need not be a shareholder, to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting.

10.17     Mandatory Solicitation of Proxies
          ---------------------------------

          If the Corporation is a distributing Corporation having fifteen or more shareholders entitled to vote at a meeting of shareholders, two or more joint shareholders being counted as one shareholder, and the management of the Corporation gives or intends to give a holder of its voting shares notice by a meeting, subject to the Act, the management shall, concurrently with or prior to giving of notice, send to each shareholder who is entitled to notice of meeting a form of proxy which shall be nearly as circumstances permit be in a form or to the effect of the following:

          "I, ____________, of ___________________________, being a shareholder in __________________________, hereby appoint ________________________
          of ___________________, as my proxy to vote for me and on my behalf at the annual (or extraordinary, as the case may be) meeting of the Corporation to be held on the _____ day of _________, A.D. 198_ and at every adjournment thereof and at every poll, which may take place in consequence thereof. As witness my hand this _______ day of _______, A.D. 198_".

10.18 When Clause 10.06 applies, every form of proxy sent or delivered to a shareholder shall indicate in bold-face type whether or not the proxy is solicited by or on behalf of management of the Corporation and shall provide a specifically designated space for dating and signing form of proxy. The form of proxy shall also indicate that the shareholder has a right to appoint a person or body corporate, if any, designated in the form of proxy and shall contain instructions as to the manner in which the shareholder may exercise the right, and a means for so doing. The form of proxy shall also provide a means for a shareholder to specify that his shares be voted for or against each matter identified therein, other than the appointment of an auditor and election of directors, a means for the shareholder to specify that his shares shall be voted or withheld from voting in respect of the appointment of an auditor or election of directors, and a statement that the shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and that, if the shareholder specifies a choice with respect to any matter to be acted on, the shares shall be voted accordingly. A proxy may confer discretionary authority with respect to each matter indentified in the notice of meetings, other than the appointment of an auditor and the election of directors, if the form of proxy states in bold-face type how the shares represented by the proxy will be voted in respect of each matter or group of related matters.

10.19     Validity of Proxy
          -----------------

          The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final and conclusive.

10.20     Time for Deposit of Proxies
          ---------------------------

          The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than forty eight hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.21     Joint Shareholders
          ------------------

          If two or more persons hold shares jointly, any one of them present in person or represented at a meeting of shareholders may, in the absence of the other or others, vote the shares, but if two or more of those persons are present in person or represented and vote, they shall vote as one on the shares jointly held by them.

10.22     Votes to Govern
          ---------------

          At any meeting of shareholders, every question shall, unless otherwise required by the articles or by-laws or by-law, be determined by the majority of the votes cast on the question. In case of an equality of votes, either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

10.23     Show of Hands
          -------------

          Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by a show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.24     Ballots
          -------

          On any question proposed for consideration at a meeting of shareholders, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot, either before or on the declaration of the result of any vote by show of hands. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.25     Admission or Rejection of a Vote
          --------------------------------

          In case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made in good faith shall be final and conclusive.

10.26     Adjournment
          -----------

          If a meeting of the shareholders is adjourned by one or more adjournments for an aggregate of less than thirty days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of an adjournment. If a meeting of shareholders is adjourned by one or more adjournment for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.27     Only One Shareholder
          --------------------

          Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

10.28     Resolution Signed by all Shareholders
          -------------------------------------

          A resolution signed in writing by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of shareholders.

                                SECTION ELEVEN
                           DIVISIONS AND DEPARTMENTS
                           -------------------------

11.01     Creation and Consolidation of Divisions
          ---------------------------------------

          The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02     Name of Division
          ----------------

          Subject to law, any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation as if it has been entered into or signed in the name of the Corporation.

11.03     Officers of Divisions
          ---------------------

          From time to time the board or, if authorized by the board, the chief executive officer may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer may remove at its or his pleasure any officer so appointed without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.


                                SECTION TWELVE
                     INFORMATION AVAILABLE TO SHAREHOLDERS
                     -------------------------------------

12.01 Except as provided by the Act, or other bodies having jurisdiction, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors would be inexpedient in the interests of the Corporation to communicate to the public.

12.02 The directors may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what circumstances or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to inspection or shareholders and no shareholder shall have any right to inspect any document or book or register or accounting records of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

                               SECTION THIRTEEN
                                    NOTICES
                                    -------

13.01     Method of Giving Notices
          ------------------------

          Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be given by the president or secretary or in their absence an assistant secretary and failing him any other officer of the Corporation and shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

13.02     Notice to Joint Shareholders
          ----------------------------

          If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

13.03     Computation of Time
          -------------------

          In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

13.04     Undelivered Notice
          ------------------

          If notices given to a shareholder pursuant to Clause 13.01 are returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

13.05     Omissions and Errors
          --------------------

          The accidental omission to give any notice to any shareholders, director, officer, auditor or member of a committee of the board of the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.06     Persons Entitled by Death or Operation of Law
          ---------------------------------------------

          Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he becomes so entitled) and prior to his furnishings to the Corporation the proof of authority or evidence of this entitlement prescribed by the Act.

13.07     Waiver of Notice
          ----------------

          Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgment shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

          MADE by the board the 18th day of April, A.D. 1986.


                                   /s/ Robert A.M. McNeilly
                                   ---------------------------------------
                                   ROBERT A.M. MCNEILLY


          CONFIRMED by the Shareholders, the 18th day of April, A.D. 1986.


                                   /s/ Brian Larsen
                                   ---------------------------------------
                                   BRIAN LARSEN